Exhibit 99.1

Xtant™ Medical Announces the Global Launch for the Certex® OCT Spinal Fixation System

BELGRADE, MT, December 8, 2015 — Xtant Medical Holdings, Inc. (NYSE MKT: XTNT), a leader in the development of regenerative medicine products and medical devices, today announced that its wholly owned subsidiary, X-spine Systems, has received a CE (Conformité Européenne) Mark for the Certex® OCT Spinal Fixation System and is initiating a worldwide launch of the system.

The Certex® OCT Spinal Fixation System complements and completes the CertexTM Cervico-Thoracic Spinal Fixation System. The Certex® System is intended to promote fusion of the occipito-cervico-thoracic regions of the spine (Occiput-T3 inclusive).

“The Certex® OCT was developed with a panel of designing surgeons to address market and patient needs worldwide. It is Xtant Medical’s mission to lead through innovative design with surgeon practicality” stated Greg Causey, Ph.D, Vice President of Engineering at Xtant Medical.

According to the 2015 iData report, the total addressable US market for posterior cervical fixation with an occipitocervical plate is $299M and growing.

About Xtant Medical Holdings

Xtant Medical Holdings, Inc. (NYSE MKT: XTNT) develops, manufactures and markets regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to successfully integrate the acquisition of X-spine; the ability of the Company's sales force to achieve expected results; the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company's secured lending facility; the Company's ability to manage cash flow; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

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